EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR’S

We consent to the use in this Registration Statement on Form S-4 of our report dated February 22, 2012 relating to the consolidated financial statements of Fibrek, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

(Signed) Samson Bélair/Deloitte & Touche s.e.n.c.r.l.1

Montreal, Canada

February 29, 2012

[1]	Chartered accountant auditor permit No. 13201